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                                   EXHIBIT C

      ASSIGNMENT OF SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT



        This Assignment of Series A Convertible Preferred Stock Purchase Agreement ("Assignment") is made by and between AEW PARTNERS, L.P., a Delaware limited partnership ("AEW") and BED PREFERRED NO. 1 LIMITED PARTNERSHIP, a Delaware limited partnership ("Assignee").

        Reference is made to that certain Series A Convertible Preferred Stock Purchase Agreement, dated as of May 18th, 1995, by and between AEW, BEDFORD PROPERTY INVESTORS, INC. a Maryland corporation (the "Company"), and PETER B. BEDFORD, as heretofore amended (as amended, the "Agreement"). All capitalized terms referred to herein but not otherwise defined shall have the meanings given to them in the Agreement.

        FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, AEW hereby assigns to Assignee all of AEW's right, title, interest and claim in and to the Agreement. Assignee hereby assumes all of AEW's covenants, liabilities and obligations under the Agreement.

        In connection with this Assignment and as required by Section 11.4 of the Agreement as a condition to the release of AEW of all liabilities and obligations under the Agreement, Assignee does hereby make, in it's own name and on its own behalf, all of the representation and warranties made by AEW under
Section 4 of the Agreement with the exception of that portion of the representation and warranty set forth in section 4.5(c) of the Agreement to the effect that the purchasing entity was not formed or capitalized for the purpose of investing in the Shares. Notwithstanding the foregoing, AEW hereby agrees that the representations made by it in Section 4.5(c) of the Agreement are true and correct as of the date hereof, and that the release provided for in the foregoing sentence shall not apply with respect to such representation.

        This Assignment shall be binding on and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors-in-interest and assigns.



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        This Assignment shall be deemed to be made and effective upon the
Closing Date. Prior to such Closing Date, this Assignment shall be of no force or effect.

DATE:   September 18, 1995

AEW:                  AEW PARTNERS L.P., A DELAWARE LIMITED PARTNERSHIP

                             By: AEW/L.P., a Delaware limited partnership,
                                 its General Partner

                                 By:  AEW, Inc., a Delaware corporation, its
                                      General Partner

                                      By:       /s/ Joseph F. Azrack
                                            ------------------------------------
                                      Name:  Joseph F. Azrack
                                            ------------------------------------
                                      Its:        President
                                            ------------------------------------

ASSIGNEE:             BED PREFERRED NO. 1 LIMITED PARTNERSHIP, A DELAWARE
                      LIMITED PARTNERSHIP

                             By: Bed Preferred No. 2 Limited Partnership, a
                                 Delaware limited partnership, its General
                                 Partner

                                 By: Eastrich No. 165 Corporation, a
                                     Delaware corporation,
                                     its General Partner

                                     By:       /s/ Joseph F. Azrack
                                            ------------------------------------
                                     Name:  Joseph F. Azrack
                                            ------------------------------------
                                     Its:        President
                                            ------------------------------------




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